SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x] Filed by a Party other than the Registrant [] Check the appropriate box:
[   ]  Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                      Fidelity  Bankshares,  Inc.
                (Name of Registrant as Specified In Its Charter)

              Alan Schick, Luse Lehman Gorman Pomerenk & Schick, PC
                   (Name of Person(s) Filling Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
         .......................................................................
         2) Aggregate number of securities to which transaction applies:
         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         .......................................................................
         4) Proposed maximum aggregate value of transaction:
         .......................................................................
         5)  Total fee paid:
         .......................................................................
[ ]  Fee previously paid:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

April 21, 2002


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Fidelity Bankshares, Inc. (the "Company"). The Annual Meeting will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida, at 10:00 a.m., (local time) on May 21, 2002.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.

     The Annual Meeting is being held so that stockholders will be given an opportunity to elect one director, consider the adoption of the 2002 Incentive Stock Benefit Plan and to ratify the appointment of Deloitte & Touche LLP as auditors for the Company's 2002 fiscal year.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

     On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.


Sincerely,

/s/ Vince A. Elhilow
-----------------------
Vince A. Elhilow
President and Chief Executive Officer

                            Fidelity Bankshares, Inc.
                                205 Datura Street
                         West Palm Beach, Florida 33401
                                 (561) 659-9900

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 21, 2002

     Notice is hereby given that the Annual Meeting of Fidelity Bankshares, Inc. (the "Company") will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida, at 10:00 a.m., (local time) on May 21, 2002.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

1.   The election of one director of the Company;

2.   The approval of the 2002 Incentive Stock Benefit Plan;

3. The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ended December 31, 2002; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which by original or later adjournment the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 10, 2002 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                              By Order of the Board of Directors


                                               /s/ Elizabeth Cook
                                               ------------------
                                               Secretary


West Palm Beach, Florida
April 21, 2002

--------------------------------------------------------------------------------
IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       of
                            FIDELITY BANKSHARES, INC.
                                205 Datura Street
                         West Palm Beach, Florida 33401
                                 (561) 659-9900

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 2002
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Fidelity Bankshares, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida on May 21, 2002 at 10:00 a.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 21, 2002.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Elizabeth M. Cook , at the address of the Company shown above, by delivering a later dated proxy or by attending the Meeting and voting in person. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     Holders of record of the Company's common stock, par value $.10 per share (the "Common Stock"), as of the close of business on April 10, 2002 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 15,790,056 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Directors are elected by a plurality of the votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Proposals II and III must be approved by a majority of the votes cast in person or by proxy at the Meeting without regard to broker non-votes or proxies marked "abstain."

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by directors and named executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock on the Record Date. The business address of each director and executive officer is 205 Datura Street, West Palm Beach, Florida.

                                             Number of Shares     Percent of All
                Name of                       of Common Stock     Common Stock
           Beneficial Owner                Beneficially Owned(1)  Outstanding(1)

         Vince A. Elhilow(2)                    325,903                   2.07%
         Joseph B. Shearouse, Jr.               133,595                   0.85
         Keith D. Beaty(3)                      130,277                   0.83
         Paul C. Bremer                           7,832                   0.05
         F. Ted Brown, Jr.(4)                    77,052                   0.49
         Donald E. Warren, M.D.(5)               78,287                   0.50
         Karl H. Watson                           4,416                   0.03
         Richard D. Aldred(6)                    98,968                   0.63
         J. Robert McDonald(7)                  124,647                   0.79
         Joseph C. Bova(8)                       71,909                   0.46
         Robert L. Fugate(9)                    105,819                   0.67
         Christopher H. Cook(10)                 12,489                   0.08

         All directors and executive
           Officers as a group.(11)           1,172,194                   7.43%
-----------------------
(1)  Based upon 15,781,244 shares outstanding.
(2) Includes 16,000 shares of common stock subject to options pursuant to the stock option plan that may be exercised within 60 days of the record date and 69,619 shares held by the management performance plan. Includes 12,708 shares allocated under the Fidelity Federal Bank &Trust employee stock ownership plan. Includes 31,398 shares held under the savings plan for employees for the benefit of Mr. Elhilow.
(3) Includes 36,682 shares subject to options that may be exercised within 60 days pursuant to the directors' stock option plan.
(4) Includes 19,332 shares subject to options that may be exercised within 60 days pursuant to the directors' stock option plan.
(5) Includes 36,682 shares subject to options that may be exercised within 60 days pursuant to the directors' stock option plan.
(6) Includes 16,248 shares of common stock subject to options pursuant to the stock option plan and 22,500 shares held by the management performance plan. Includes 12,131 shares allocated under the Fidelity Federal Bank &Trust employee stock ownership plan. Includes 10,337 shares held under the savings plan for employees for the benefit of Mr. Aldred.
(7) Includes 44,084 shares held by the management performance plan. Includes 11,123 shares allocated under the Fidelity Federal Bank & Trust employee stock ownership plan. Includes 2,519 shares held under the savings plan for employees for the benefit of Mr. McDonald.
(8) Includes 16,381 shares of common stock subject to options pursuant to the stock option plan and 12,877 shares held by the management performance plan. Includes 10,272 shares allocated under the Fidelity Federal Bank & Trust employee stock ownership plan. Includes 19,231 shares held under the savings plan for employees for the benefit of Mr. Bova.
(9) Includes 8,812 shares of common stock subject to options pursuant to the stock option plan and 18,894 shares held by the management performance plan. Includes 9,214 shares allocated under the Fidelity Federal Bank & Trust employee stock ownership plan. Includes 31,167 shares held under the savings plan for employees for the benefit of Mr. Fugate.
(10) Includes 4,823 shares subject to options that may be exercised pursuant to the directors' plan. Includes 1,384 shares allocated under the Fidelity Federal Bank & Trust employee stock ownership plan.
(11) Unless otherwise indicated, includes shares held directly by the individuals as well as by spouses, in trust, and other indirect forms of ownership over which shares the individuals effectively exercise sole or shared voting and investment power. Includes 92,696 shares of common stock which outside directors of Fidelity Bankshares, Inc. have the right to acquire within 60 days of the record date pursuant to the exercise of stock options granted under the Fidelity Federal Bank & Trust stock option plan for outside directors.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors currently is composed of seven members. Effective at the Annual Meeting, Joseph B. Shearouse, Jr. will retire as
Chairman of the Board of Directors of the Company. Concurrent with Mr. Shearouse's retirement, the Board of Directors will be reduced to six members. Mr. Shearouse will continue as a director of the Bank. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. The terms of the Board of Directors are classified so that approximately one-third of the directors are up for election in any one year.
One director will be elected at the Meeting. The Board of Directors has nominated Keith D. Beaty to serve on the Board of Directors.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. Historical information relates to the Bank and its mutual savings association predecessor. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominee identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.


                                                                  Director   Current Term
       Name                   Age           Positions Held        Since (1)    to Expire
------------------         ---------     --------------------   -----------  -----------

                                                NOMINEE

Keith D. Beaty                52               Director             1992         2002


                                    DIRECTORS CONTINUING IN OFFICE

Vince A. Elhilow              62         President and Chief        1984         2003
                                           Executive Officer

Donald E. Warren, M.D.        74               Director             1979         2003

Paul C. Bremer                58               Director             2000         2004

F. Ted Brown                  73               Director             1990         2004

Karl H. Watson                60               Director             1999         2004

---------------------
(1) Where appropriate refers to the individual's service as a director of Fidelity Bank & Trust's mutual predecessor.

     The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

     Vince A. Elhilow has been President of Fidelity Federal Bank & Trust since 1987 and Chief Executive Officer of Fidelity Federal Bank & Trust since 1992. Prior to his appointment as President of Fidelity Federal Bank & Trust, Mr. Elhilow was manager of the Loan Department from 1973 to 1992 and Executive Vice President and Chief Operating Officer from 1981 to 1987. Mr. Elhilow joined Fidelity Federal Bank & Trust in January 1963 and has been a Director since 1984.

     Keith D. Beaty is the Chief Executive Officer of Implant Innovations, Inc. a distributor of dental implants, located in Palm Beach Gardens. Mr. Beaty has been a director of Fidelity Federal Bank & Trust since 1992.

     Paul C. Bremer is a retired certified public accountant. From 1979 until his retirement in 2000, Mr. Bremer was a partner with the accounting firm of Ernst & Young. Mr. Bremer was appointed to the Board of Directors in August 2000.

     F. Ted Brown is the President of Ted Brown Real Estate, Inc., located in North Palm Beach. Mr. Brown has been a director of Fidelity Federal Bank & Trust since 1990.

     Donald E. Warren, M.D. is a retired physician who practiced in West Palm Beach for over 36 years. He was associated with Intracoastal Health Systems until his retirement in November 1996. Dr. Warren has been a director of Fidelity Federal Bank & Trust since 1979.

     Karl H. Watson is President of the Quarries, Cement and Construction Division, Rinker Materials, a concrete and building materials company based in West Palm Beach. Mr. Watson has been with Rinker Materials for over 35 years. Mr. Watson was appointed to the Board of Directors on January 19, 1999.

     Richard D. Aldred is Executive Vice President, Chief Financial Officer and Treasurer.

     Joseph C. Bova is Executive Vice President and Lending Operations Manager.

     Robert  L.  Fugate is  Executive  Vice  President  and  Banking  Operations
Manager.

     Christopher H. Cook became Executive Vice President and corporate counsel in 1996. Prior to that time, Mr. Cook was a partner with the law firm of Brackett, Cook, Sned, Welch, D'Angio, Tucker & Farach, P.A.

Ownership Reports by Officers and Directors

     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. No disclosure is required with respect to the Company's officers and directors.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2001, the Board of Directors of the Company held 15 regular and special meetings. During the year ended December 31, 2001, no director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company and committees on which such director served.

     The Company does not have a compensation committee. All cash compensation paid to executive officers is paid by the Bank. The Executive Compensation Committee of the Bank meets periodically to review the performance of officers and employees, and to determine compensation programs and adjustments. During
2001 the Executive Compensation Committee was comprised of Directors Beaty, Bremer, Brown, Shearouse, Warren and Watson. The Executive Compensation Committee met once during the year ended December 31, 2001.

     The Board of Directors serves as the Nominating Committee. During the year ended December 31, 2001, one meeting was held.

     During 2001 the Audit and Examination Committee of the Bank consisted of Directors Beaty, Bremer, Shearouse, Warren and Watson. This committee meets on a quarterly basis with the internal auditor and the Bank's compliance officer to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. The Audit Committee also meets twice a year with the Company's independent auditors. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of

Securities Dealers. The Board of Directors have adopted a written charter for the Audit Committee. The Audit Committee met four times during the year ended December 31, 2001.

Audit Fees

     The aggregate fees billed by Deloitte & Touche, LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $189,510.

Financial Information Systems Design and Implementation Fees

     Their were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were $252,466 for services in connection with the Company's stock offering which concluded May 15, 2001 and $54,258 for tax services.

     The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Audit Committee Report

     In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

     As part of its ongoing activities, the Audit Committee has:

o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001;

o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                   This report has been provided by the Audit
                                   Committee:

              Directors Beaty, Bremer, Shearouse, Warren and Watson

Compensation Committee Interlocks and Insider Participation

     The Company does not independently compensate its executive officers, directors, or employees. The Executive Compensation Committee of the Bank retains the principal responsibility for the compensation of the officers, directors and employees of the Bank. The Executive Compensation Committee consists of Directors Beaty, Bremer, Brown, Shearouse, Warren and Watson. The Executive Compensation Committee reviews the benefits provided to the Bank's officers and employees. During the year ended December 31, 2001 the Executive Compensation Committee met once.

Report of the Executive Compensation Committee

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Executive Compensation Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     The Executive Compensation Committee of the Bank is delegated the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Bank, and the requirements of appropriate regulatory agencies. All non- employee directors sit on the Executive Compensation Committee and participate in executive compensation decision- making. All cash compensation paid to executive officers is paid by the Bank. The Company does not currently pay any cash compensation to executive officers.

     The primary goal of the Bank and its Executive Compensation Committee is to provide an adequate level of compensation and benefits in order to attract and retain key executives. The performance of each officer is reviewed annually to determine his or her contribution to the overall success of the institution.

     Compensation of senior management is reviewed annually on a cycle that coincides with the Bank's fiscal year end. In general, the purpose of the annual compensation review is to ensure that the Bank's base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order for the Bank to attract and retain persons of high quality. In this regard, the Executive Compensation Committee utilized six salary surveys, including the "Florida Bankers Salary Survey," "Savings and Community Bankers Annual Salary Survey," the "Bank Administration Institute Salary Survey" and the "SNL Executive Compensation Review." In addition, the Executive Compensation Committee considers the overall profitability of the Bank and the executive officer's contribution to the Bank when making its decision.

     The Board of Directors approved a base salary for the Bank's Chief Executive Officer of $368,000 for fiscal year 2002, which represented a 8.2% increase from the Chief Executive Officer's base salary of $340,000 in fiscal 2001. The 2002 base salary was based upon the Chief Executive Officer's performance and industry standards.

                 This report has been provided by the Executive
                            Compensation Committee:

          Directors Beaty, Bremer, Brown, Shearouse, Warren and Watson

Performance Graph

     Set forth hereunder is a performance graph comparing (a) the total return on the common stock of the Company and predecessor Bank for the period beginning on January 1, 1996, through December 31, 2001, (b) the cumulative total return on stocks included in the Nasdaq Composite Index over such period, and (c) the yearly cumulative total return on stocks included in the Nasdaq Bank Index over such period. The cumulative total return on the Company's common stock was computed assuming the reinvestment of cash dividends.

     There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance. The graph includes a comparison to Thrifts that are in the mutual holding company form of ownership. As a result of the Company's offering, completed in May 2001, the Company is no longer a mutual holding company. Accordingly, this comparison will not be presented after this year.

                            Fidelity Bankshares, Inc.

                                                   [GRAPHIC OMITTED]

















                                                                        Period Ending
                                  -----------------------------------------------------------------------------------------
Index                             12/31/96       12/31/97        12/31/98      12/31/99       12/31/00        12/31/01
--------------------------------- -------------- --------------  ------------- -------------- --------------  -------------
Fidelity Bankshares, Inc.             100.00         189.69         137.81           91.00        134.00         271.47
S&P 500                               100.00         133.37         171.44         207.52         188.62         166.22
NASDAQ - Total US*                    100.00         122.48         172.68         320.89         193.01         153.155
SNL $1B-$5B Bank Index                100.00         166.77         166.38         152.91         173.52         210.83
MHC Thrifts                           100.00         223.95         153.75         136.75         190.68         248.16
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following table sets forth the cash compensation paid for services during the years ended December 31, 2001, 2000 and 1999 to Fidelity Bankshares, Inc.'s Chief Executive Officer and Fidelity Bankshares, Inc.'s five most highly compensated executive officers other than the Chief Executive Officer.


                                                           Summary Compensation Table
====================================================================================================================================
                                 Annual Compensation                                           Long-Term
                                                                                          Compensation Awards
                                                                  Other          Restricted
                                                                  Annual           Stock       Options/                   All Other
Name and              Year Ended     Salary       Bonus        Compensation      Award(s)        SARs                   Compensation
Principal Position    December 31,   ($)(1)      ($)(2)         ($)(3)(4)           ($)           (#)      Payouts         ($)(5)

Vince A. Elhilow         2001        $340,000    $105,071       $49,186           --            --           --             $ 52,392
President and Chief      2000         316,800     159,853        39,707           --            --           --               45,022
Executive Officer        1999         292,000      26,922        39,362           --            --           --              134,994

-------------------  ------------------------- -----------  -----------    -------------  -----------  -----------   ---------------
Joseph C. Bova            2001        $180,000     $35,360       $12,013          --            --           --              $35,055
Executive Vice            2000         165,000      49,597        11,938          --            --           --               29,318
President--Lending        1999         150,000      13,830        11,878          --            --           --               46,390
Operations

-------------------  ------------------------- -----------  -----------    -------------  -----------  -----------   ---------------
Christopher H. Cook       2001        $182,000     $35,360        $8,072                                                     $32,117
Executive Vice            2000         169,000      49,597         7,860          --            --           --               27,804
President                 1999         157,000      14,475         7,625          --            --           --               21,515
Corporate Counsel                                                                 --            --           --

--------------------  ------------------------- -----------  -----------    -------------  -----------  -----------  ---------------
Richard D. Aldred         2001        $182,000     $35,360       $   550          --            --           --              $36,278
Executive Vice            2000         169,000      49,597         3,050          --            --           --               30,077
President--Finance        1999         157,000      14,475         2,770          --            --           --               41,374

--------------------  ------------------------- -----------  -----------    -------------  -----------  -----------  ---------------
Robert L. Fugate          2001        $177,000     $35,360        $5,280          --            --           --              $34,732
Executive Vice            2000         162,000      49,597         6,314          --            --           --               28,581
President--Banking        1999         147,000      13,553         6,039          --            --           --               36,406
Operations Manager

--------------------  ------------------------- -----------  -----------    -------------  -----------  -----------  ---------------
J. Robert McDonald        2001        $161,000     $16,287       $15,664        --            --           --                $33,348
Executive Vice            2000         152,000      20,338        13,598        --            --           --                 27,671
President--Appraisal;     1999         143,500      13,230        14,717        --            --           --                 44,229
President of FRAS

====================  ========================= ===========  ===========    =============  ===========  ===========  ===============

--------------------------------

     (1) Includes compensation deferred at the election of the named individual under Fidelity Federal Bank & Trust's savings plan for employees, Fidelity Federal Bank & Trust's flexible benefit plan and Fidelity Federal Bank & Trust's long-term deferred compensation plan. (Footnotes continued on following page)

                      (Footnotes continued from prior page)

     (2) Includes amounts deferred at the election of the executive under Fidelity Federal Bank & Trust's management performance plan.

     (3) Includes $29,100, $2,400 and $2,400 of Directors' fees for Fidelity Federal Bank & Trust and its subsidiaries, payable to Messrs. Elhilow, McDonald and Bova, respectively, in 2001.

     (4) Consists of automobile lease payments or automobile reimbursement stipends and club dues for the named individual. The aggregate amount of such benefits did not exceed the lesser of $50,000 or 10% of cash compensation for the named individual.

     (5) Includes amount allocated to executive officers under Fidelity Federal Bank & Trust employee stock ownership plan, long-term deferred compensation plan and matching contributions allocated under Fidelity Federal Bank & Trust's savings plan for employees.

                      Employment and Severance Arrangements

     Employment Agreement. Fidelity Federal Bank & Trust has entered into an employment agreement with Vince A. Elhilow, President and Chief Executive Officer of Fidelity Federal Bank & Trust. The employment agreement is intended to ensure that Fidelity Federal Bank & Trust and Fidelity Bankshares, Inc. will be able to maintain a stable and competent management. The continued success of Fidelity Federal Bank & Trust and Fidelity Bankshares, Inc. depends to a significant degree on the skill and competence of the President and Chief Executive Officer.

     The employment agreement has a three-year "evergreen" term and may be renewed for an additional year on each anniversary date of the agreement so that the remaining term is three years, unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the executive. The agreement provides that the executive's base salary will be reviewed annually. Effective January 1, 2002, the current base salary of Mr. Elhilow is $368,000. In addition to the base salary, the employment agreement provides that the executive will receive all benefits provided to permanent full-time employees of Fidelity Federal Bank & Trust, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreement provides for termination by Fidelity Federal Bank & Trust for cause at any time. In the event Fidelity Federal Bank & Trust chooses to terminate his employment for reasons other than for cause, or upon the termination of his employment for reasons other than a change in control, as defined in the employment agreement, or in the event of his resignation from Fidelity Federal Bank & Trust upon: (i) failure to re-elect him to his current office; (ii) a material change in his functions, duties or responsibilities which change would cause his position to become one of lesser responsibility, importance or scope; (iii) relocation of his principal place of employment by more than 30 miles; (iv) the liquidation or dissolution of Fidelity Federal Bank & Trust; or (v) a breach of the agreement by Fidelity Federal Bank & Trust, the executive, or in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of the remaining payments, including base salary, bonuses and other payments due under the remaining term of the employment agreement or three times the average of the executive's base salary, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by Fidelity Federal Bank & Trust.

     If termination, whether voluntary or involuntary, follows a change in control of Fidelity Federal Bank & Trust or Fidelity Bankshares, Inc., as defined in the employment agreement, the executive or, in the event of death, his beneficiary, would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) 2.99 times his average annual compensation over the five years preceding termination. Fidelity Federal Bank & Trust would also continue the executive's life, health, and disability coverage for the remaining unexpired term of the employment agreement to the extent allowed by the plan or policies maintained by Fidelity Federal Bank & Trust from time to time.

     The employment agreement provides that for a period of one year following termination (other than in connection with a change in control), the executive agrees not to compete with Fidelity Federal Bank & Trust in any city, town or county in which Fidelity Federal Bank & Trust maintains an office or has filed an application to establish an office.

     Severance Plan. Fidelity Federal Bank & Trust has entered into severance agreements (the "Severance Agreements") with Richard D. Aldred, Executive Vice President, Joseph C. Bova, Executive Vice President, Robert L. Fugate, Executive Vice President, and Christopher H. Cook, Esquire, Executive Vice President/Corporate Counsel, providing for certain benefits in the event of a change of control of Fidelity Federal Bank & Trust or Fidelity Bankshares, Inc. Following a change of control of Fidelity Bankshares, Inc. or Fidelity Federal Bank & Trust, as defined in the Severance Agreements, the officer shall be entitled to a payment under a severance agreement if the officer terminates employment following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles.

     In the event the officer is entitled to receive payments pursuant to a severance agreement, he shall receive a cash payment up to a maximum of three times such officer's annual compensation prior to termination of employment, plus life and medical coverage for a period of up to 36 months from the date of termination.

                             Directors' Compensation

     The Chairman of the Board receives a monthly fee of $3,400 and each director receives a monthly meeting fee of $2,250. Committee chairmen receive fees of $425 for each meeting attended and committee members receive $300 for each meeting attended. Fidelity Federal Bank & Trust paid a total of $209,375 in director and committee fees during the fiscal year ending December 31, 2001. In addition, Fidelity Federal Bank & Trust has one chairman emeritus who g receives $1,200 monthly. One director emeritus does not receive any fee; however, he receives $1,341 monthly under g Fidelity Federal Bank & Trust's Retirement Plan for directors. The directors emeriti meet informally with members of g Fidelity Federal Bank & Trust to discuss general matters affecting Fidelity Federal Bank & Trust. Directors emeriti do g not attend board meetings and they have no authority to affect Board or management decisions. There are currently three directors emeriti.

     Retirement Plan for Directors. Fidelity Federal Bank & Trust maintains a non-tax qualified Retirement Plan for Directors that provides directors who serve on the Board for at least five years with an annual retirement benefit equal to 80% of such directors' director fees for his or her last full year of service on the Board. Eligible directors must have served on the Board on or after January 1, 1990. Retirement benefits are payable monthly over a period equal to the number of months (including partial months) that a director has served on the Board. The directors' retirement plan provides for survivor benefits payable to a designated beneficiary in an amount equal to the director's regular benefit for a period of up to 180 months or the number of months the director served on the Board, whichever is less. Survivor benefits begin the day a deceased director would have reached age 65. Survivors are entitled to receive the remaining payments due a director who dies after retirement from the Board but before payment of all benefits under the directors' retirement plan. During the year ended December 31, 2001, the cost of the Director's Plan to Fidelity Federal Bank & Trust was $45,499.

                                    Benefits

     Defined Benefit Plan. Fidelity Federal Bank & Trust maintains a noncontributory defined benefit plan. All employees age 21 or older who were hired prior to January 1, 2001, and who have worked at Fidelity Federal Bank & l Trust for a period of one year and who have been credited with 1,000 or more hours of employment with Fidelity Federal Bank & Trust during the year are eligible to accrue benefits under the defined benefit plan. Fidelity Federal Bank & Trust contributes annually an amount to the retirement plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Employees who are hired after December 31, 2000 will not be entitled to participate in the defined benefit plan. Employees who are not eligible to participate in the defined benefit plan will be entitled to an enhanced benefit in the Savings Plan for Employees.

     At the normal retirement age of 65 (or the fifth anniversary of plan participation, if later), the plan is designed to provide a life annuity guaranteed for ten years. The retirement benefit provided is an amount equal to the sum of (1) and (2), where (1) is 1.46% of a participant's average monthly compensation multiplied by the participant's credited ) service; and (2) is .44% of average monthly compensation in excess of $1,417 multiplied by the participant's credited ) service (not to exceed 35 years). Retirement benefits are also payable upon retirement due to early and late retirement,) disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of 15 years of service with Fidelity Federal Bank & Trust.

     Upon termination of employment other than as specified above, a participant who was employed by Fidelity Federal Bank & Trust for a minimum of five years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms as well as in the form of a single lump sum payment. At December 31, 2001, the market value of the retirement plan trust fund was approximately $12.5 million. For the plan year ended December 31, 2001, Fidelity Federal Bank & Trust made a contribution to the retirement plan of $1.6 million.

     The following table indicates the annual retirement benefit that would be payable under the retirement plan upon retirement at age 65 in calendar year 2001, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.


                                                   Years of Service and Benefits Payable at Retirement
       Final Average
        Compensation        15             20              25              30             35               40
        ------------   -----------    -------------  --------------  -------------- ---------------  ------------
         $ 25,000          $ 6,003       $ 8,004        $ 10,005        $ 12,006        $ 14,007        $ 15,832
         $ 50,000           13,128        17,504          21,880          26,256          30,632          34,282
         $ 75,000           20,253        27,004          33,755          40,506          47,257          52,732
         $100,000           27,378        36,504          45,630          54,756          63,882          71,182
         $150,000           41,628        55,504          69,380          83,256          97,132         104,596


     The following table sets forth the years of credited service (i.e., benefit service) as of December 31, 2001, for each of the individuals named in the cash compensation table. Years of Name Credited Service

   Vince A. Elhilow.............................................        38.9
   J. Robert McDonald...........................................        45.3
   Richard D. Aldred............................................        17.0
   Joseph C. Bova...............................................        30.2
   Robert L. Fugate.............................................        29.6
   Christopher H. Cook..........................................         5.9

     Savings Plan for Employees. Fidelity Federal Bank & Trust maintains a savings plan for employees which is a qualified, tax-exempt profit sharing plan with a cash-or-deferred feature under Section 401(k) of the Internal Revenue Code. All employees who have attained age 21 and have completed one year of employment during which they worked at least 1,000 hours are eligible to participate. Since April 1, 2001, new employees and employees not previously eligible, other than certain excluded employees, have been eligible to make salary deferral contributions on the first day of the month following their 90th day of employment. Part-time employees will continue to be eligible to make salary deferrals on the January 1 or July 1 after attainment of age 21 and completion of 1,000 hours of service. Funds included in the 401(k) plan are managed by an independent trustee who is appointed by Fidelity Federal Bank & Trust's Board d of Directors. d d Under the 401(k) plan, participants are permitted to make salary reduction contributions to the 401(k) plan equal to a percentage of up to 15% of compensation (25% of compensation, effective January 1, 2002). For these purposes, "compensation" includes total compensation (including salary reduction contributions made under the 401(k) plan or the flexible benefits plan sponsored by Fidelity Federal Bank & Trust), but does not include compensation in excess of the Code section 401(a)(17) limits. The participants' salary reduction contribution may be matched by Fidelity Federal Bank & Trust, in its discretion, in the amount of $.50 per $1.00, up to a maximum of 6% of the participants' salary. A participant is eligible for matching contributions on the January 1 or July 1 after attainment of age 21 and completion of one year of service in which they have 1,000 hours of service.

     All employee contributions and earnings thereon are fully and immediately vested. All employer matching contributions vest at the rate of 20% per year until a participant is 100% vested after five years of service. Participants will also vest in employer matching contributions upon the attainment of the normal retirement age of 65 or later, death or disability, regardless of their years of service. A participant may also withdraw salary reduction contributions in the event the participant suffers a financial hardship.

     Fidelity Federal Bank & Trust has amended the 401(k) plan to provide that employees hired on or after January 1, 2001, will be entitled to receive an employer discretionary contribution once they become eligible to participate in the 401(k) plan. The employer discretionary contribution will be provided in lieu of a benefit accrual under the defined benefit plan, which has been closed to employees who are hired after December 31, 2000. Eligible employees will be entitled to an employer discretionary contribution equal to (i) 3% of eligible compensation after the first year of eligibility; (ii) 4% after the 7th year of eligibility ; and (iii) 5% after the 14th year of eligibility.

     Plan benefits will be paid to each participant in either a lump sum or installments over a period of up to 20 years, at the participant's election. Upon distribution of a participant's account, the participant will have the choice of having his account paid to him in common stock (to the extent invested therein) or in cash. At December 31, 2001, the market value of the 401(k) plan trust fund equaled approximately $11.7 million. The contribution to the 401(k) plan for the plan year ended December 31, 2001, was $357,885. During the year ended December 31, 2001, Fidelity Federal Bank & Trust contributed $5,400, $5,080, $5,400, $4,534, $5,100 and $5,400 to the accounts of Messrs. Elhilow,
McDonald, Aldred, Bova, Fugate and Cook, respectively.

     Supplemental Executive Retirement Plan. Fidelity Federal Bank & Trust maintains a non-qualified supplemental executive retirement plan for certain executives of Fidelity Federal Bank & Trust to compensate those executive participants in Fidelity Federal Bank & Trust's retirement plan whose benefits are limited by Sections 415 or 401(a)(17) of the Internal Revenue Code. As of December 31, 2001, there were 15 executive employees participating in the supplemental executive retirement plan. The supplemental executive retirement plan provides the designated executive employees with retirement benefits generally equal to 80% of compensation (the "target percentage"), reduced by the employee's accrued benefit under Fidelity Federal Bank & Trust's retirement plan and 50% of the social security benefits. Benefits under the supplemental executive retirement plan vest over a period ending on normal retirement age which is age 65 or age 60 with 30 years of service. Participants may increase their target percentage by 2% of compensation for each year of service beyond normal retirement age; however, a participant's target percentage may not exceed 100%. Participants may elect to have benefits paid as a single life annuity with guaranteed 10-year term or as a joint and 100% or joint and 50% survivor annuity. Benefits for participants who retire before normal retirement age are reduced 5% per year for each year under normal retirement age.

     Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant's accrued benefit under the Plan. Pre-retirement benefits are payable in 120 equal monthly installments.

     The supplemental executive retirement plan is considered an unfunded plan for tax and Employee Retirement Income Security Act ("ERISA") purposes. All obligations arising under the supplemental executive retirement plan are payable from the general assets of Fidelity Federal Bank & Trust; however, Fidelity Federal Bank & Trust has set up a trust to ensure that sufficient assets will be available to pay the benefits under the supplemental executive retirement plan.

     The benefits paid under the supplemental executive retirement plan supplement the benefits paid by the retirement plan. Fidelity Federal Bank & Trust is unable to project the actual amounts to be paid to each participant under the supplemental executive retirement plan. The following table indicates the expected aggregate annual retirement benefit payable from the retirement plan, supplemental executive retirement plan and 50% of estimated social security benefits to supplemental executive retirement plan participants, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.


                                                    Years of Service and Benefit Payable at Retirement
         Final Average
          Compensation                     25                    30                    35                    40
          ------------            --------------------- --------------------- --------------------    --------------
            $100,000                   $  80,000             $  80,000            $  80,000             $  80,000
            $125,000                     100,000               100,000              100,000               100,000
            $150,000                     120,000               120,000              120,000               120,000
            $175,000                     140,000               140,000              140,000               140,000
            $200,000                     160,000               160,000              160,000               160,000
            $225,000                     180,000               180,000              180,000               180,000
            $250,000                     200,000               200,000              200,000               200,000
            $275,000                     220,000               220,000              220,000               220,000
            $300,000                     240,000               240,000              240,000               240,000

     As of December 31,2001, Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook had 38.9, 45.3, 17.0, 30.2, 29.6 and 5.9 years, respectively, of credited service under the supplemental executive retirement plan as of December 31, 2001. Mr. Aldred's normal retirement age under the supplemental executive retirement plan is 60. Mr. Cook's normal retirement age under the supplemental executive retirement plan is 62. Fidelity Federal Bank & Trust's cost attributable to the supplemental executive retirement plan was $1,481,987 for the year ended December 31, 2001.

     Long-Term  Deferred  Compensation  Plan.  Fidelity  Federal  Bank  &  Trust
maintains a long-term deferred compensation plan for selected officers designated by the Board of Directors. As of December 31, 2001, the Board has designated 15 executives to participate in the long-term deferred compensation plan, including Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook. The long-term deferred compensation plan provides the designated executives with the option of deferring any percentage of compensation until retirement. In addition to participant deferrals, Fidelity Federal Bank & Trust may contribute annually an amount equal to 10% of each participant's compensation. For these purposes, "compensation" includes salary payable during the calendar year, before reduction for amounts deferred under this Plan or any other salary reduction plan, but does not include bonuses, expense reimbursements, or non-cash compensation. Participant and bank contributions are credited to a separate account which earns "interest" at an annual rate equal to Moody's corporate bond index plus 3%. Participants are at all times 100% vested in participant deferrals but vest in Fidelity Federal Bank & Trust's contributions over a period of years ending on each participant's normal retirement age of 65 (or age 60 with 30 years of service). Benefits are paid, beginning no later than 60 days following termination of employment with Fidelity Federal Bank & Trust, either as a lump sum or, at the participant's election made at the time of deferral, over a period of 60, 120 or 180 months. Participants may alternatively elect to withdraw participant deferrals prior to their normal retirement date, but no less than seven years following the end of the deferral period in which the participant initially elected the early withdrawal option. Early withdrawals are available from participant deferrals only and may not be made from bank contributions or "interest" credited to a participant's account. Although segregated "accounts" are set up for participants, all amounts credited to a participant's account remain subject to the claims of Fidelity Federal Bank & Trust's general creditors. For the year ended December 31, 2001,

Fidelity Federal Bank & Trust vested and funded $34,000, $16,100, $18,200, $18,000, $17,700 and $18,200 to the account balances of Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook, respectively.

     Senior Management Performance Incentive Award Program. Fidelity Federal Bank & Trust maintains a senior management performance incentive award program to reward selected members of senior management (i.e., senior officers, vice presidents and above) for their services which contributed to Fidelity Federal Bank & Trust's success during the year. The senior management performance award program has two elements: a bonus program for senior management and a non-qualified deferred compensation plan available only to certain members of senior management that are eligible for an award. Under the senior management performance incentive award program, Fidelity Federal Bank & Trust annually sets aside a varying percentage of net profits and allocates such sums to key management employees in accordance with criteria annually determined by the plan committee. The awards are paid after the end of the calendar year to which they relate. Participants who are eligible elect either immediate receipt of annual awards or deferral of such awards in a non-qualified deferred compensation plan for a designated period of years, or until retirement. Amounts allocated to participants under the non-qualified deferred compensation plan will be invested among ten investment funds, including an Employer Stock Fund. Participants in the non-qualified plan are entitled to direct the investment of amounts allocated to their accounts towards the purchase of common stock in the offering. A participant's benefit under the plan will equal the value of the benefit booked to the participant's account. At the time of distribution, deferred amounts will be received in a lump sum or in installments.

     Supplemental Survivor Benefit Plan. Fidelity Federal Bank & Trust maintains a Supplemental Survivor Benefit Plan that provides selected bank officers with life insurance in an amount initially equal to three times such officer's annual compensation. For these purposes, "officer" means any individual who has achieved the rank of corporate secretary, vice president or higher. Fidelity
Federal Bank & Trust is the owner and beneficiary of the life insurance policies; however, each participant is permitted to designate a beneficiary or beneficiaries to whom benefits under the plan would be paid in the event of such officer's death. If a participant does not designate a beneficiary, Fidelity Federal Bank & Trust will pay the participant's benefits to his or her spouse, children, or estate.

     Supplemental Disability Income. Fidelity Federal Bank & Trust also has purchased long-term disability income insurance policies for the benefit of Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook to provide disability income in an amount equal to the lesser of $10,000 per month or 60% of such participant's basic monthly salary less disability income payable from other sources. Benefits are payable for periods of up to 60 months for participants who become disabled prior to age 60 and for progressively shorter periods for participants who become disabled after age 60.

     Employee Stock Ownership Plan and Trust. Fidelity Federal Bank & Trust maintains an employee stock ownership plan and related trust for eligible employees. The employee stock ownership plan is a tax-qualified plan subject to the requirements of ERISA and the Code. Employees who are 21 years or older who have worked at least 12 months (with at least 1000 hours of work) for Fidelity Federal Bank & Trust are eligible to participate (employees who satisfy these requirements after 6 months of employment will be entitled to participate earlier). The employee stock ownership plan originally purchased 193,200 shares of common stock in connection with the initial stock offering by Fidelity Federal Bank & Trust. In April 2001, the employee stock ownership plan purchased 521,758 shares of the Company's common stock in connection with the mutual-to-stock conversion of Fidelity Federal Bank & Trust's mutual holding company, and funded such purchase with a loan from the Company. The loan is being repaid principally from Fidelity Federal Bank & Trust's contributions to the employee stock ownership plan. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally become 100% vested after five years of credited service. Forfeitures are reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. Fidelity Federal Bank & Trust's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

     The Board of Directors established a Benefits Committee consisting of all of the non-employee directors of Fidelity Federal Bank & Trust to administer the employee stock ownership plan, and has appointed an unrelated corporate trustee for the employee stock ownership plan. The Benefits Committee may instruct the trustee regarding investment of funds contributed to the employee stock ownership plan. The employee stock ownership plan trustee will generally vote all shares of common stock held under the employee stock ownership plan in accordance with the written instructions of the Benefits Committee. In certain circumstances, however, the trustee must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of the participating employees, and unallocated shares and shares held in the suspense account in a manner calculated to most accurately reflect the instructions the employee stock ownership plan trustee has received from participants regarding the allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the trustee to the plan participants. Under ERISA, the Secretary of Labor is authorized to bring an action against the plan trustee for the failure of the trustee to comply with its fiduciary responsibilities. Such a suit could seek to enjoin the trustee from violating its fiduciary responsibilities and could result in the imposition of civil penalties or criminal penalties if the breach is found to be willful.

     Incentive Stock Option Plan. Options to purchase 227,700 shares of common stock were granted on January 7, 1994, pursuant to the Fidelity Federal Savings Bank of Florida 1994 Incentive Stock Option Plan. The options (with limited rights) provide for an exercise price of $9.09 per share (adjusted for a 10% stock dividend distributed November 30, 1995). Set forth below is information relative to options granted under the 1994 Incentive Stock Option Plan to named executive officers.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
==========================================================================================================================
                                                                     Number of Securities
                                  Shares                                  Underlying              Value of Unexercised
           Name                  Acquired            Value                Unexercised                 In-The-Money
                                    Upon          Realized (1)            Options at                Options at Fiscal
                                 Exercise                               Fiscal Year-End               Year-End (2)
                                                                         Exercisable/                 Exercisable/
                                                                         Unexercisable                Unexercisable
Vince A. Elhilow                  14,206                $160,244           16,000/0                    $195,360/0
---------------------------  -----------------  ----------------  ---------------------------  ---------------------------
J. Robert McDonald                  --                        --             --/0                         $--/0
Richard D. Aldred                   --                        --           16,248/0                    $198,388/0
Joseph C. Bova                     5,500                 $55,825           16,381/0                    $200,012/0
Robert L. Fugate                   2,937                 $29,076            8,812/0                    $107,595/0
---------------------------  -----------------  ----------------  ---------------------------  ---------------------------
Christopher H. Cook                 --                        --            4,823/0                     $58,889/0
===========================  =================  ================  ===========================  ===========================

(1) Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the shares of common stock received upon exercise computed using the price of the common stock as quoted on the Nasdaq National Market at the time of exercise.
(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on December 31, 2001, at which date the closing price of the common stock as quoted on the Nasdaq National Market was at $15.97.

     Stock Option Plan for Outside Directors. Options to purchase 75,900 shares of common stock were granted to outside directors on January 7, 1994 under the Fidelity Federal Savings Bank of Florida 1994 Stock Option Plan for Outside Directors.

     The options provide for an exercise $9.09 per share which was equal to the fair market value of the common stock on the date of grant. All options granted under the directors' stock option plan expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. Options for 15,180 shares of common stock have been awarded to each of Directors Warren, Brown, and Beaty. The directors' stock option plan further provides that each new director shall be granted options to purchase 100 shares of common stock to the extent options remain available in, or are returned to, the directors' stock option plan. Presently, there are no options reserved for future grant.

--------------------------------------------------------------------------------
                    TRANSACTIONS WITH CERTAIN RELATED PERSONS
--------------------------------------------------------------------------------

     Federal law requires all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of Fidelity Federal Bank & Trust's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     All transactions between Fidelity Federal Bank & Trust and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to Fidelity Federal Bank & Trust than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the bank not having any interest in the transaction. During the year ended December 31, 2001, Fidelity Federal Bank & Trust had no loans outstanding to directors or executive officers which were made on preferential terms.

--------------------------------------------------------------------------------
             PROPOSAL II - APPROVAL OF THE FIDELITY BANKSHARES, INC.
                        2002 INCENTIVE STOCK BENEFIT PLAN
--------------------------------------------------------------------------------

     The Board of Directors of the Company has adopted the 2002 Incentive Stock Benefit Plan (the "2002 Stock Benefit Plan") to provide officers, employees and directors of the Company with additional incentives to share in the growth and performance of the Company. The following is a summary of the material features of the 2002 Stock Benefit Plan, which is qualified in its entirety by reference to the provisions of the Plan attached hereto as Exhibit A.

General

     The 2002 Stock Benefit Plan will remain in effect for a period of ten years following adoption by stockholders. The 2002 Stock Benefit Plan authorizes the issuance of up to 1,217,432 shares of common stock pursuant to grants of stock options, limited rights, reload options, dividend equivalent rights or stock awards; provided, however, that no more than 347,838 shares will be available for stock awards.

     The 2002 Stock Benefit Plan will be administered by a committee (the "Committee") appointed by the Board of Directors which will include two or more "Non-employee Directors". The Committee has full and exclusive power within the limitations set forth in the 2002 Stock Benefit Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Plan's purposes; and interpreting and otherwise construing the 2002 Stock Benefit Plan. The 2002 Stock Benefit Plan may be amended by the Board or the Committee, without the approval of shareholders, but no such amendments may adversely affect any outstanding awards under the 2002 Stock Benefit Plan without the consent of the holders thereof.

Eligibility

     Key employees and directors of the Company or its subsidiaries are eligible to receive awards under the 2002 Stock Benefit Plan.

Types of Awards

     The Committee may determine the type and terms and conditions of awards under the Plan. Awards may be granted in a combination of options, limited rights, reload options, dividend equivalent rights or stock awards. Such awards may have terms providing that the settlement or payment of one type of award automatically reduces or cancels the remaining award. Awards may include, but are not limited to, the following:

     Stock Options. A stock option gives the recipient or the "optionee" the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price of each option may not be less than 100% of fair market value on the date of grant. Fair market value for purposes of the 2002 Stock Benefit Plan means the reported closing price of the common stock on the day the option is granted or, if the common stock is not traded on such date, on the next preceding day on which the common stock was traded.

     Stock options are either "incentive" stock options or "non-qualified" stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or with stock of the Company, as determined by the Committee. Stock options are subject to vesting conditions and restrictions as determined by the Committee.

     Limited Rights. A limited right gives the option holder the right, upon a change in control of the Company or Fidelity Federal Bank & Trust, to receive the excess of the market value of the shares represented by the limited right on the date exercised over the exercise price. Limited rights will generally be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Payment upon exercise of a limited right will be in cash or, in the event of a merger transaction, in shares of the acquiring corporation or its parent, as applicable.

     Limited rights may be granted at the time of, and must be related to, the grant of a stock option. The exercise of a limited right is in lieu of the exercise of a stock option and vice versa. If a limited right is granted with and related to an incentive stock option, the limited right must satisfy all the restrictions and limitations to which the related incentive stock option is subject.

     Reload Options. Reload options entitle the option holder, who has delivered shares of Company common stock as payment of the exercise price for option stock, to a new option to acquire additional shares equal in an amount to the shares the option holder has traded. Reload options may also be granted to replace option shares retained by the Company for payment of the option holder's withholding tax. The option price at which additional shares of stock may be purchased through the exercise of a reload option is equal to the market value of the common stock that was surrendered to pay the exercise price of the option at the time it was surrendered. The option period during which the reload option may be exercised expires at the same time as that of the original option that was exercised.

     Dividend Equivalent Rights. Dividend equivalent rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend, multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined under the 2002 Stock Benefit Plan as any dividend paid on shares of common stock where the dividend rate exceeds 150% of the Bank's weighted average cost of funds on interest-bearing liabilities for the current quarter and preceding three quarters and the annualized aggregate dollar amount of the dividend exceeds the Bank's net income after taxes for the current quarter and preceding three quarters.

     Stock Awards. Stock awards may constitute actual shares of common stock or may be denominated in stock units which entitle the recipient to receive future payments in either shares, cash, or a combination thereof. Stock awards will be subject to conditions established by the Committee which are set forth in the award agreement, and may include, continuous service with the Company, achievement of specific business objectives, and other measurements of performance. Stock awards may be subject to restrictions and contingencies regarding vesting and eventual payment as the Committee may determine.

     Any stock awards granted under the 2002 Stock Benefit Plan will be subject to vesting and other contingencies as determined by the Committee. Awards will be evidenced by agreements approved by the Committee which set forth the terms and conditions of each award. The Committee, in its discretion, may accelerate or extend the period for the exercise or vesting of awards.

     Generally, all awards, except nonincentive stock options, granted under the 2002 Stock Benefit Plan will be nontransferable except by will or in accordance with the laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards can be exercised only by him or her. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 2002 Stock Benefit Plan upon the participant's death.

Change in Control

     Upon the occurrence of an event constituting a change in control of the Company as defined in the 2002 Stock Benefit Plan, all awards outstanding will become vested immediately.

Tax Consequences

     The following are the federal tax consequences generally arising with respect to awards granted under the 2002 Stock Benefit Plan. The grant of an option or limited right will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising a non-qualified option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, and the Company will be entitled to a deduction for the same amount. The tax treatment for an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or a non-qualified option. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired pursuant to an option, except that the Company may be entitled to a deduction if shares acquired pursuant to an incentive stock option are sold before the required holding periods have been satisfied.

     With respect to other awards granted under the 2002 Stock Benefit Plan that are settled either in cash or in stock the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received and the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock, the participant must recognize ordinary income equal to the fair market value of the shares received at the time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction for the same amount.

     No options have been granted under the 2002 Stock Benefit Plan as of the date of this Proxy Statement. There are six outside directors of the Company and its subsidiaries and 606 employees eligible to participate in the 2002 Stock Benefit Plan.

     As of April 10, 2002, the last sale price of the Common Stock, as reported on the Nasdaq National Market, was $19.80. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the 2002 Stock Benefit Plan. The purpose of obtaining shareholder approval of the 2002 Stock Benefit Plan is to qualify the plan for the granting of incentive stock options and to satisfy the requirement for listing the Company's Common Stock on the Nasdaq National Market.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE FIDELITY BANKSHARES, INC. 2002 INCENTIVE STOCK BENEFIT PLAN.

--------------------------------------------------------------------------------
              PROPOSAL III--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company has approved the engagement of Deloitte & Touche LLP to be the Company's auditors for the 2002 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Deloitte & Touche LLP for the Company's fiscal year ending December 31, 2002. A representative of Deloitte & Touche LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

     In order to ratify the selection of Deloitte & Touche LLP as the auditors for the 2002 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Deloitte & Touche LLP as auditors for the 2002 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal must be received at the Company's executive office, 205 Datura Street, West Palm Beach, Florida 33401, no later than December 22, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     The Bylaws of the Company provide an advance notice procedure before certain business or nominations to the Board of Directors, may be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than 90 days before the date fixed for such meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made, to be timely, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in the paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     The date on which the Annual Meeting of Stockholders is expected to be held is April 15, 2003. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the next Annual Meeting of Stockholders must be given to the Company no later than January 15, 2003.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 will be furnished without charge to stockholders as of the record date upon written request to the Corporate Secretary, Fidelity Bankshares, Inc., 205 Datura Street, West Palm Beach, Florida 33401.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                               /s/ Elizabeth Cook
                                               ------------------


West Palm Beach, Florida
April 21, 2002

                                                                     APPENDIX A

                            FIDELITY BANKSHARES, INC.
                        2002 INCENTIVE STOCK BENEFIT PLAN


     1. PURPOSE. The purpose of the Fidelity Bankshares, Inc. 2002 Incentive Stock Benefit Plan (the "Plan") is to (i) provide outside directors and key employees of Fidelity Bankshares, Inc. (the "Company") and its affiliates, with additional incentives to improve the growth and performance of the Company, and
(ii) to attract and retain qualified and experienced personnel to the Company and its affiliates.

     2. TERM. The Plan shall be effective as of the date of stockholder approval, which is expected to be May 21, 2002 (the "Effective Date"), and shall remain in effect for ten years thereafter, unless sooner terminated by the Company's Board of Directors (the "Board"). After termination of the Plan, no additional awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

     3. PLAN ADMINISTRATION. A committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall consist of either (i) at least two "Non-Employee Directors" of the Company, or
(ii) the entire Board of the Company. A "Non-Employee Director" means, for purposes of the Plan, a director who: (a) is not employed by the Company or an affiliate; (b) does not receive compensation directly or indirectly from the Company as a consultant (or in any capacity other than as a director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K. Actions and decisions of the Committee shall be approved by a majority of the members of the Committee. The Committee shall have full and exclusive power to interpret and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to: (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, other awards, other property, or accelerated, canceled, extended, forfeited or suspended; (iv) adoption of modifications, amendments, procedures, and subplans as may be necessary; (v) subject to the rights of participants, modification, amendment or cancellation of any award to correct an administrative error; and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company.

     4. ELIGIBILITY TO PARTICIPATE. Key employees of the Company shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options, Stock Awards, Limited Rights, Reload Options and /or Dividend Equivalent Rights under the Plan (collectively, "awards"). Outside directors shall be eligible to receive Non-Statutory Stock Options, Reload Options, Dividend Equivalent Rights and Stock Awards under the Plan. The term "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee. An "outside director" means a director of the Company or an affiliate who is not an employee of the Company or an affiliate.

     5. SHARES OF STOCK SUBJECT TO THE PLAN. 1,217,432 shares of common stock of the Company ("Common Stock") in the aggregate are reserved for issuance under the Plan, which shares shall be available for issuance (subject to adjustment as provided in Section 6 pursuant to the exercise of Stock Options, granted under Sections 7(a) and 7(c) of the Plan, or Stock Awards, under Section 7(d) of the Plan. The maximum number of Stock Options that may be granted to any one employee of the Company is 225,000. The maximum number of shares that may be awarded as Stock Awards under the Plan is 347,838.

     Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate thereof, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the shares available for issuance under the Plan. In addition, any shares that are used for the full or partial payment of the exercise price of any option in connection with a Reload Option will not be counted as issued under the Plan and will be available for future grants under the Plan.

     Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares, treasury shares or shares purchased by the Plan. No fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlement of awards under the Plan.

         6.       ADJUSTMENTS.

     If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate Stock Option purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the Stock Option purchase price per share.

     Adjustments under this Section 6 relating to shares of Common Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The granting of awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

     7. AWARDS. The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing these awards in accordance with Section 11. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. The types of awards that may be made under the Plan are set forth below.

          (a) Stock Option - A Stock Option is a grant of a right to purchase a specified number of shares of Common Stock under the Plan during a specified period. A Stock Option may be in the form of an Incentive Stock Option, which complies with Section 422 of the Code, as amended, and the regulations thereunder at the time of grant, or of a Non-Statutory Stock Option, as defined in this paragraph. A Non-Statutory Stock Option means an option granted by the Committee to (i) an outside director or (ii) to any other participant, and such option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in
               Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. The exercise price of each Stock Option shall be the per share Fair Market Value of Common Stock on the date the award is granted. However, if a key employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. A Stock Option may be exercised in whole or in installments, which may be cumulative. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise, in either cash or such other methods as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either actually or by attestation) Common Stock at Fair Market Value on the date of surrender, or any combination thereof.

          (b) Limited Right - A Limited Right is the right to receive an amount of cash based upon the terms set forth in Section 12.

          (c) Reload Options - A Reload Option is an additional Stock Option granted pursuant to Section 13.

          (d) Stock Award - A Stock Award is an award under the Plan, made in stock or denominated in units of stock. All or part of any Stock Award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

     8. DEFERRALS AND SETTLEMENTS. Payment of awards may be in the form of Common Stock or other awards, or in the case of Limited Rights, cash, or in combinations thereof as the Committee determines at the time of grant, and with such restrictions as it may impose. No Stock Option is to be considered exercised until payment in full is accepted by the Committee. The means by which a recipient of an award may make payment is set forth below.

          (a) Cash Payment. The exercise price may be paid in cash or by certified check. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of a Stock Option to be paid from borrowed funds.

          (b) Cashless Exercise. Subject to vesting requirements, if applicable, a participant may engage in a "cashless exercise" of the Stock Option. Upon a cashless exercise, the participant shall give the Company written notice of the exercise of the Stock Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Common Stock subject to the Stock Option and to deliver enough of the proceeds to the Company to pay the Stock Option exercise price and any applicable withholding taxes. If the participant does not sell the Common Stock subject to the Stock Option through a registered broker-dealer or equivalent third party, the participant may give the Company written notice of the exercise of the Stock Option and the third-party purchaser of the Common Stock subject to the Stock Option shall pay the Stock Option exercise price plus applicable withholding taxes to the Company.

          (c) Exchange of Common Stock. The Committee may permit payment of the Stock Option exercise price by the tendering of previously acquired shares of Common Stock. All shares of Common Stock tendered in payment of the exercise price of a Stock Option shall be valued at the Fair Market Value of the Common Stock. No tendered shares of Common Stock which were acquired by the participant upon the prior exercise of a Stock Option or as awards under this or any other stock award plan sponsored by the Company shall be accepted for exchange unless the participant has held such shares (without restrictions imposed by said plan or award) for at least six months prior to the exchange.

     9. FAIR MARKET VALUE. Fair Market Value for all purposes under the Plan shall mean the reported closing price of Common Stock as reported by the Nasdaq stock market on such date, or if the Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded thereon. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

     10. TRANSFERABILITY AND EXERCISABILITY. All awards under the Plan, other than Non- Statutory Stock Options, will be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Committee.

     If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise his rights under any Stock Option, Reload Option, Limited Right or Dividend Equivalent Right he would be entitled to and receive any distributions under the Plan upon the participant's death. However, in the case of participants who are subject to Section 16 of the Securities Exchange Act 1934 (the "1934 Act"), any contrary requirements of Rule 16b-3 under the
1934 Act, or any successor rule, shall prevail over the provisions of this Section.

     Awards granted pursuant to the Plan may be exercisable pursuant to a vesting schedule as determined by the Committee. The Committee may, in its sole discretion, accelerate or extend the time during which any Stock Option may be exercised, or any Stock Award may vest, in whole or in part, provided, however, that with respect to an Incentive Stock Option, it must be consistent with the terms of Section 422 of the Code in order to continue to qualify as an Incentive Stock Option. Notwithstanding the above, in the event of Retirement (as defined in Section 26 hereof), death or Disability (as defined in Section 26 hereof), all awards shall immediately vest.

     11. AWARD AGREEMENTS. Each award of Stock Options, Reload Options, Limited Rights, Dividend Equivalent Rights and Stock Award under the Plan shall be evidenced by an agreement that is approved by the Committee. The agreement must set forth the terms, conditions and limitations to an award and the provisions applicable in the event the participant's employment terminates, provided, however, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant. If any key employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the date of grant.

     In addition, to the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all plans of the Company and its affiliates) shall not exceed $100,000. In the event the amount exercisable shall exceed $100,000, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

     12. LIMITED RIGHTS. The Committee may grant a Limited Right simultaneously with the grant of any Stock Option, with respect to all or some of the shares covered by such option. Limited Rights granted under the Plan are subject to the following terms and conditions:

          (a) Terms of Limited Rights. A Limited Right shall not be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Company.

               The Limited Right may be exercised only when the underlying Stock Option is eligible to be exercised; provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Stock Option.

               Upon exercise of a Limited Right, the related Stock Option shall cease to be exercisable. Upon exercise or termination of a Stock Option, any related Limited Rights shall terminate. The Limited Right may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Stock Option. The Limited Right is transferable only when the underlying Stock Option is transferable and under the same conditions.

               (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the positive difference between the Fair Market Value on the date of grant of the related Stock Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a merger transaction, the Limited Right shall be exercisable solely for shares of the acquiring corporation or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the option subject to the Limited Right.

     13. RELOAD OPTION. Simultaneously with the grant of any Stock Option to a participant, the Committee may grant a Reload Option with respect to all or some of the shares covered by such Stock Option. A Reload Option may be granted to a participant who satisfies all or part of the exercise price of the Stock Option with shares of Common Stock. The Reload Option represents an additional Stock Option to acquire the same number of shares of Common Stock used by the participant to pay for the original Stock Option. Reload Options may also be granted to replace Common Stock withheld by the Company for payment of a participant's withholding tax under Section 16. A Reload Option is subject to all of the same terms and conditions as the original Stock Option, including the remaining option exercise term, except that (i) the exercise price of the shares of Common Stock subject to the Reload Option will be determined at the time the original Stock Option is exercised, and (ii) such Reload Option will conform to all provisions of the Plan at the time the original option is exercised.

     14. DIVIDEND EQUIVALENT RIGHTS. Simultaneously with the grant of any Stock Option to a participant, the Committee may grant a Dividend Equivalent Right with respect to all or some of the shares covered by such Stock Option. Dividend Equivalent Rights granted under this Plan are subject to the following terms and conditions:

               (a) Terms of Rights. The Dividend Equivalent Right provides the participant with a cash benefit per share for each share underlying the unexercised portion of the related Stock Option equal to the amount of any extraordinary dividend (as defined in Section 14 (c)) per share of Common Stock declared by the Company. The terms and conditions of any Dividend Equivalent Right shall be evidenced in the option agreement entered into with the participant and shall be subject to the terms and conditions of the Plan. The Dividend Equivalent Right is transferable only when the related option is transferable and under the same conditions.

               (b) Payment. Upon the payment of an extraordinary dividend, the participant holding a Dividend Equivalent Right with respect to Stock Options or portions thereof which have vested shall promptly receive from the Company or its affiliate, as applicable, the amount of cash equal to the amount of the extraordinary dividend per share of Common Stock, multiplied by the number of shares of Common Stock underlying the unexercised portion of the related Stock Option. With respect to Stock Options or portions thereof which have not vested, the amount that would have been received pursuant to the Dividend Equivalent Right with respect to the shares underlying such unvested Stock Option or portion thereof shall be paid to the participant holding such Dividend Equivalent Right together with earnings thereon, on such date as the Stock Option or portion thereof becomes vested. Payment of an extraordinary dividend will be decreased by the amount of any applicable tax withholding prior to distribution to the participant as set forth in Section 16.

               (c) Extraordinary Dividend. For purposes of this Section 14, an extraordinary dividend is any dividend paid on shares of Common Stock where (i) the dividend rate exceeds 150% of the Bank's weighted average cost of funds on interest-bearing liabilities for the current quarter and preceding three quarters, and (ii) the annualized aggregate dollar amount of the dividend exceeds the Bank's net income after taxes for the current quarter and preceding three quarters. For purposes of this Section 14, the dividend rate equals the quotient, expressed as a percentage, of (i) the annualized dollar amount of the dividend, and (ii) the last trade price of the Company's Common Stock on the day immediately before the dividend is declared.

     15. PLAN AMENDMENT. The Board or the Committee may modify or amend the Plan as it deems necessary or appropriate or modify or amend an award received by key employees and/or outside directors. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of the holders thereof.

     16. TAX WITHHOLDING. The Company may deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover the minimum withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy the minimum required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

     17. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country, unless otherwise determined by the Committee, or unless the contrary is specifically provided in a Company benefit plan that is exempt from tax under Section 401(a) of the Code.

     18. UNFUNDED PLAN. Unless otherwise determined by the Committee, the Plan is an unfunded plan. The Plan shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

     19. FUTURE RIGHTS. No person shall have any claim or right to be granted an award under the Plan, and no participant shall have any rights by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company.

     20. GENERAL RESTRICTION. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the grant or settlement thereof, such award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     21. GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

     22. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the guardian or estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

     23. RIGHTS AS A SHAREHOLDER. A participant shall have no rights as a shareholder with respect to awards under the Plan until he or she becomes the holder of record of shares granted under the Plan.

     24. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan, the following shall apply to all outstanding awards granted under the Plan in the event of a Change in Control:

               (a) Definition. A "Change in Control" of Fidelity Federal Bank and Trust (the "Bank") or the Company means a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
                    Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving corporation occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

               (b)  Acceleration of Vesting and Payment of Limited Rights.

               (1) Upon the occurrence of an event constituting a Change in Control, all Limited Rights, Stock Options, Stock Awards or any other award granted pursuant to this Plan outstanding on such date shall become 100% vested.

               (2) Upon the occurrence of an event constituting a Change in Control involving an exchange of stock, all Stock Options shall become options to purchase the exchanged stock at the applicable exchange ratio (with no change in the aggregate exercise price).

               (c) Effect of a Change in Control on Stock Option Awards. In the event of a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

               (1) provide that such Stock Options shall be assumed, or equivalent stock options shall be substituted ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such
                    Substitute Options shall be registered in accordance with the Securities Act of 1933, as amended ("1933 Act") or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Participant will receive upon consummation of the Change in Control a cash payment for each Stock Option surrendered equal to the difference between the (1) fair market value of the consideration to be received for each share of Common Stock in the Change in Control times the number of shares of Common Stock subject to such surrendered Stock Options, and (2) the aggregate exercise price of all such surrendered Stock Options; or

               (2) in the event of a Change in Control transaction whereby the holders of Common Stock will receive a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, make or provide for a cash payment to the participants equal to the difference between (1) the Merger Price times the number of shares of Common Stock subject to such Stock Options held by each participant (to the extent then exercisable at prices not in excess of the Merger Price), and (2) the aggregate exercise price of all such surrendered Stock Options.

     25. COMPLIANCE WITH SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or actions of the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee administrators.

     26. TERMINATION OF EMPLOYMENT. Upon the terminatio of an employee's employment for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the employee's Stock Options shall be exercisable, but only as to those shares that were immediately purchasable by, or vested in, such employee at the date of termination, and such options may be exercised only for a period of three (3) months following such termination. Upon the termination of an employee's service because of Disability, Retirement, Change in Control or death, the employee's Stock Options shall be exercisable as to all shares whether or not then exercisable, and the employee's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in such employee at the date of termination and options may be exercised for a period of five (5) years following termination. Notwithstanding anything to the contrary herein, in no event shall the exercise period extend beyond the expiration of the Stock Option term. In the event of termination of employment or service for Cause (as defined herein) all rights and awards granted to an employee or director under the Plan not exercised or vested shall expire upon termination.

     No option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three (3) months following the date of the employee's Retirement or termination of employment following a Change in Control; and provided further, that no option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than one year following termination of employment due to Disability and provided further, in order to obtain Incentive Stock Option treatment for options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three (3) months of termination of employment.

     "Disability" means, with respect to an employee, the permanent and total inability by reason of mental or physical infirmity or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of the employee's lifetime.

     "Retirement" means, with respect to an employee, retirement at the normal or early retirement date set forth in the Retirement Plan for Employees of Fidelity Federal Bank & Trust, or as determined by the Board of Directors, or such other time as determined by written resolution of the Committee.

     Termination "for Cause" means the termination upon personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an affiliate.

     27. TERMINATION OF SERVICE AS A DIRECTOR. Upon the termination of a director's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the director's Stock Options shall be exercisable, but only as to those shares that were immediately purchasable by, or vested in, such director at the date of termination, and options may be exercised for a period of one (1) year following termination of service, and all of the director's unvested Stock Awards shall be forfeited. In the event of termination of service for Cause (as defined above) all rights granted to the director under the Plan not exercised by or vested in such director shall expire upon termination of service. Upon the termination of a director's service because of Retirement, Disability, Change in Control or death, the director's Stock Options shall be exercisable as to all shares, whether or not then exercisable, and the director's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in such director at the date of termination, and options may be exercised for a period of five (5) years following such termination. In no event shall the exercise period extend beyond the expiration of the Stock Option term.

     "Disability" means, with respect to an outside director, the permanent and total inability by reason of mental or physical infirmity or both, of a director to carry out the responsibilities of a director of the Company or an affiliate, as required by applicable state and federal law.

     "Retirement" means, with respect to a director, retirement on or after attainment of age sixty-five (65) or seven (7) years of service at the Company or an affiliate, or such other time as determined by written resolution of the Committee.

     "Termination for Cause" has the same meaning as set forth under Paragraph 26 above.

                                 REVOCABLE PROXY

                            FIDELITY BANKSHARES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 2002

     The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at a Annual Meeting of Stockholders ("Meeting") to be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida, at 10:00 a.m. (local time) on May 21, 2002. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                        VOTE
                                        FOR           WITHHELD
1.  The election as director            |-|             |-|
    of the nominee listed
    below (except as marked
     to the contrary below)

Keith D. Beaty



INSTRUCTION: To withhold your vote for the nominee, write the name of the nominee on the lines below.





                                       FOR           AGAINST           ABSTAIN
2.   Adoption of the Fidelity          |-|             |-|             |-|
     Bankshares, Inc. 2002
     Incentive Stock Benefit Plan.




                                       FOR           AGAINST           ABSTAIN
3.  The ratification of the            |-|             |-|             |-|
    appointment of Deloitte &
    Touche LLP as auditors for
    the fiscal year ending
    December 31, 2002.


The Board of Directors recommends a vote "FOR" each of the listed proposals.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
--------------------------------------------------------------------------------



                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated April 21, 2002.


Dated: _________________, 2002                    |_|  Check Box if You Plan
                                                       to Attend Meeting


-------------------------------              -----------------------------------
PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER


-------------------------------              -----------------------------------
SIGNATURE OF STOCKHOLDER                      SIGNATURE OF STOCKHOLDER


     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



--------------------------------------------------------------------------------
Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
--------------------------------------------------------------------------------